Exhibit 1.1

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(a Delaware limited partnership)

PENN VIRGINIA RESOURCE FINANCE CORPORATION

(a Delaware corporation)

8   1/4% $300,000,000 Senior Notes due 2018

UNDERWRITING AGREEMENT

April 22, 2010

WELLS FARGO SECURITIES, LLC

BANC OF AMERICA SECURITIES LLC

J.P. MORGAN SECURITIES INC.

RBC CAPITAL MARKETS CORPORATION

As Representatives of the several

        Underwriters named in Schedule I attached hereto,

c/o Wells Fargo Securities, LLC

One Wachovia Center

301 South College Street

Charlotte, NC 28288

Ladies and Gentlemen:

PENN VIRGINIA RESOURCE PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), and PENN VIRGINIA RESOURCE FINANCE CORPORATION, a Delaware corporation (“Finance Co” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom WELLS FARGO SECURITIES, LLC, BANC OF AMERICA SECURITIES LLC, J.P. MORGAN SECURITIES INC. and RBC CAPITAL MARKETS CORPORATION are acting as representatives (the “Representatives”), $300,000,000 principal amount of 8  1/4% Senior Notes due 2018 (the “Notes”), which will be unconditionally guaranteed on a senior basis as to principal, premium, if any, and interest (the “Guarantees” and, together with the Notes, the “Securities”) by the subsidiaries of the Partnership named in Schedule II hereto (each individually, a “Guarantor” and collectively, the “Guarantors”). The Securities are to be issued under a Base Indenture (the “Base Indenture”) dated as of April 27, 2010, by and among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”) as supplemented by a Supplemental Indenture thereto, to be dated as of the Closing Date (as defined below) (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Penn Virginia Resource GP, LLC, a Delaware limited liability company (the “General Partner”) and a direct, wholly-owned subsidiary of Penn Virginia GP Holdings, L.P., a Delaware limited partnership, serves as the sole general partner of the Partnership. The Partnership is the sole member of PVR Finco LLC, a Delaware limited liability company (“PVR Finco”). PVR Finco is the sole member of Penn Virginia Operating Co., LLC, a Delaware limited liability company (the “Operating Company”), and PVR Midstream LLC, a Delaware limited liability company (“PVR Midstream”). PVR Midstream is the sole member of PVR Gas Resources, LLC, a Delaware limited liability company (“PVR Gas Resources”). Each of Dulcet Acquisition LLC, Fieldcrest Resources LLC, K Rail LLC, Loadout LLC, Suncrest Resources LLC and Toney Fork LLC is a direct, wholly-owned subsidiary of the Operating Company. Each of Connect Energy Services, LLC, Connect Gas Gathering, LLC, Connect Gas Pipeline LLC, Connect NGL Pipeline, LLC, PVR Cherokee Gas Processing LLC, PVR East Texas Gas Processing, LLC, PVR Gas Pipeline, LLC, PVR Gas Processing LLC, PVR Hamlin, LLC, PVR Hydrocarbons LLC, PVR Laverne Gas Processing LLC, PVR Marcellus Gas Gathering, LLC, PVR Natural Gas Gathering LLC, PVR North Texas Gas Gathering, LLC and PVR Oklahoma Natural Gas Gathering LLC is a direct, wholly-owned subsidiary of PVR Gas Resources. For purposes of this Agreement, PVR Finco and its direct and indirect subsidiaries set forth in this paragraph are sometimes referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries.”

The Issuers and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Representations, Warranties and Agreements of the Issuers and the Guarantors. The Issuers and the Guarantors jointly and severally represent, warrant and agree that:

(a) Registration; Definitions; No Stop Order. A registration statement on Form S-3 (File No. 333-166103) in respect of the Notes and the Guarantees, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Issuers and the Guarantors in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The Issuers and the transactions contemplated by this Agreement meet the requirements of, and comply with the conditions for the use of, Form S-3 under the Securities Act. Such registration statement, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Securities Act, is herein referred to as the “Registration Statement.” The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission on April 16, 2010 (the “Effective Date”), and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Partnership. As used herein, the term “Prospectus” means the final prospectus relating to the Securities, including the prospectus supplement thereto relating to the Securities dated April 22, 2010, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The Base Prospectus, as supplemented by the preliminary prospectus supplement relating to the Securities, dated April 16, 2010, filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference in the Base

Prospectus is herein referred to as the “Preliminary Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or supplement with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Securities by the Underwriters. Copies of such registration statement and any amendment thereto have been delivered by the Issuers to the Representatives. As used in this Agreement:

(i) “Applicable Time” means 1:00 P.M., New York City time, on April 22, 2010;

(ii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Issuers or used or referred to by the Issuers in connection with the offering of the Securities listed in Schedule IV hereto; and

(iii) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the pricing information included in Schedule III hereto and each Issuer Free Writing Prospectus filed with the Commission on or before the Applicable Time, other than a “road show” that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Issuers filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Partnership, threatened by the Commission. The Commission has not notified the Issuers of any objection to the use of the form of the Registration Statement.

(b) Registration Statement and Prospectus Conform to the Requirements of the Securities Act. The Registration Statement conformed in all material respects on the Effective Date and will conform in all material respects on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed in all material respects when filed with the Commission, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, and on the Closing Date, to the requirements of the Securities Act and the Rules and Regulations.

(c) Status Under the Securities Act. The Partnership is a well-known seasoned issuer, as defined under the Securities Act, at the times specified in the Securities Act in connection with the offering of the Securities. The Partnership has paid the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein).

(d) No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(e).

(e) No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(e).

(f) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Issuers through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(e).

(g) No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Issuers have complied or will comply with all prospectus delivery requirements, any filing requirements and record keeping requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Issuers have not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Issuers have retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(i) Formation and Good Standing: Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) with the requisite partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not have a material adverse effect on (i) the condition (financial or otherwise), business, prospects, assets or results of operations of the Issuers and the Subsidiaries, taken as a whole (a “Material Adverse Effect”) or (ii) the ability of the Partnership, Finance Co and each Guarantor to perform its obligations under the Notes, the Guarantees, this Agreement or the Indenture (the “Transaction Documents”).

(j) Formation and Good Standing: PVR Finco. PVR Finco has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), with the requisite limited liability company power and authority to own or lease, as the case may be, its properties and to conduct its business in all material respects as described in the Registration Statement, and is duly registered or qualified to do business as a foreign limited liability company under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect.

(k) Formation and Good Standing: The Operating Company. The Operating Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with the requisite limited liability company power and authority to own or lease, as the case may be, its properties and to conduct its business in all material respects as described in the Registration Statement, and is duly registered or qualified to do business as a foreign limited liability company under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect.

(l) Formation and Good Standing: PVR Midstream. PVR Midstream has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with the requisite limited liability company power and authority to own or lease, as the case may be, its properties and to conduct its business in all material respects as described in the Registration Statement, and is duly registered or qualified to do business as a foreign limited liability company under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect.

(m) Formation and Good Standing: Finance Co. Finance Co has been duly formed and is validly existing in good standing as a corporation under the laws of the State of Delaware.

(n) Formation and Good Standing: The Remaining Subsidiaries. Each of the other Subsidiaries has been duly formed and is validly existing in good standing as a limited liability company under the laws of the jurisdiction of its formation, with the requisite limited liability company power and authority to own or lease, as the case may be, its properties and to conduct its business in all material respects as described in the Registration Statement, and is duly registered or qualified to do business as a foreign limited liability company under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect.

(o) Formation and Good Standing: The General Partner. The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with the requisite limited liability company power and authority to own or lease, as the case may be, its properties and to conduct its business in all material respects as described in the Registration Statement, and is duly registered or qualified to do business as a foreign limited liability company under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not have a Material Adverse Effect.

(p) Ownership: The Partnership. The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same has been and may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”) other than those created by or arising under the Delaware LP Act or the Partnership Agreement.

(q) Ownership: Finance Co. The Partnership owns all of the issued and outstanding capital stock of Finance Co; such capital stock has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights; all of such outstanding capital stock is owned by the Partnership, free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Registration Statement or Finance Co’s bylaws and (c) those imposed by the Securities Act and the securities or “Blue Sky” laws of certain jurisdictions) (x) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (y) otherwise known to the Issuers and the Guarantors, without independent investigation.

(r) Ownership: PVR Finco. The Partnership is the sole member of PVR Finco, with a 100.0% membership interest in PVR Finco; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of PVR Finco (as the same has been and may be amended or restated at or prior to the Closing Date, the “PVR Finco Agreement”) and is fully paid (to the extent required under the PVR Finco Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and Section 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all Liens other than those arising pursuant to the Amended and Restated Credit Agreement dated as of August 5, 2008, and as amended March 27, 2009, by and among PVR Finco, each of the guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as administrative agent for the lenders, Bank of America, N.A., BNP Paribas and Wachovia Bank, National Association, as documentation agents, and Branch Banking and Trust Company, Société Générale and Union Bank, N.A., as senior managing agents (the “Credit Facility”).

(s) Ownership: The Operating Company. PVR Finco is the sole member of the Operating Company, with a 100.0% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same has been and may be amended or restated at or prior to the Closing Date, the “Operating Company Agreement”) and is fully paid (to the extent required under the Operating Company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and Section 18-804 of the Delaware LLC Act); and PVR Finco owns such membership interest free and clear of all Liens other than those arising pursuant to the Credit Facility.

(t) Ownership: PVR Midstream. PVR Finco is the sole member of PVR Midstream, with a 100.0% membership interest in PVR Midstream; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of PVR Midstream (as the same has been and may be amended or restated at or prior to the Closing Date, the “PVR Midstream Agreement”) and is fully paid (to the extent required under the PVR Midstream Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and Section 18-804 of the Delaware LLC Act); and PVR Finco owns such membership interest free and clear of all Liens other than those arising pursuant to the Credit Facility.

(u) Ownership: PVR Gas Resources. PVR Midstream is the sole member of PVR Gas Resources, with a 100.0% membership interest in PVR Gas Resources; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of PVR Gas Resources (as the same has been amended and may be amended or restated at or prior to the Closing Date, the “PVR Gas Resources Agreement”) and is fully paid (to the extent required under the PVR Gas Resources Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and Section 18-804 of the Delaware LLC Act); and PVR Midstream owns such membership interest free and clear of all Liens other than those arising pursuant to the Credit Facility.

(v) Ownership: Coal Subsidiaries. The Operating Company owns 100.0% of the membership interests in each of Suncrest Resources LLC, K Rail LLC, Toney Fork LLC, Loadout LLC, Fieldcrest Resources LLC and Dulcet Acquisition LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of each of Suncrest Resources LLC, K Rail LLC, Toney Fork LLC, Loadout LLC, Fieldcrest Resources LLC and Dulcet Acquisition LLC and are fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and Section 18-804 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of any Liens other than those arising pursuant to the Credit Facility.

(w) Ownership: Midstream Subsidiaries. PVR Gas Resources owns 100.0% of the membership interests in each of PVR North Texas Gas Gathering, LLC, PVR Gas Processing LLC, PVR Natural Gas Gathering LLC, PVR Cherokee Gas Processing LLC, PVR Oklahoma Natural Gas Gathering LLC, PVR Hydrocarbons LLC, PVR Laverne Gas Processing LLC, PVR Marcellus Gas Gathering LLC, Connect Energy Services, LLC, Connect Gas Pipeline LLC, Connect NGL Pipeline, LLC, Connect Gas Gathering, LLC, PVR Gas Pipeline, LLC, PVR East Texas Gas Processing, LLC and PVR Hamlin, LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of each of PVR North Texas Gas Gathering, LLC, PVR Gas Processing LLC, PVR Natural Gas Gathering LLC, PVR Cherokee Gas Processing LLC, PVR Oklahoma Natural Gas Gathering LLC, PVR Hydrocarbons LLC, PVR Laverne Gas Processing LLC, PVR Marcellus Gas Gathering LLC, Connect Energy Services, LLC, Connect Gas Pipeline LLC, Connect NGL Pipeline, LLC, Connect Gas Gathering, LLC, PVR Gas Pipeline, LLC, PVR East Texas Gas Processing, LLC and PVR Hamlin, LLC and are fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and Section 18-804 of the Delaware LLC Act or the equivalent provisions of the statute governing the organization of such Subsidiary in the jurisdiction of such Subsidiary’s formation, if other than Delaware); and PVR Gas Resources owns such membership interests free and clear of any Liens, other than those arising pursuant to the Credit Facility.

(x) Authority and Authorization. Each of the Issuers and the Guarantors has all requisite power and authority to enter into each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. At the Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by each of the Issuers and the Guarantors or any of their stockholders, partners or members for the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby shall have been validly taken.

(y) Authorization of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Issuers and the Guarantors.

(z) The Indenture. The Indenture has been duly authorized by the Issuers and the Guarantors and has been duly qualified under the Trust Indenture Act and, when duly authorized by the Trustee and executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuers and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(aa) The Notes. The Notes have been duly authorized by the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(bb) The Guarantees. Each Guarantee has been duly authorized for issuance by each of the Guarantors and, when such Guarantee has been duly executed and delivered and the Securities have been validly issued, executed and authenticated in accordance with the terms of the Indenture and paid for as provided herein, such Guarantee will constitute a valid and binding obligation of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(cc) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus.

(dd) Partnership Agreement. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to the Enforceability Exceptions.

(ee) PVR Finco Agreement. The PVR Finco Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, subject to the Enforceability Exceptions.

(ff) Operating Company Agreement. The Operating Company Agreement has been duly authorized, executed and delivered by PVR Finco and is a valid and legally binding agreement of PVR Finco, enforceable against PVR Finco in accordance with its terms, subject to the Enforceability Exceptions.

(gg) PVR Midstream Agreement. The PVR Midstream Agreement has been duly authorized, executed and delivered by PVR Finco and is a valid and legally binding agreement of PVR Finco, enforceable against PVR Finco in accordance with its terms, subject to the Enforceability Exceptions.

(hh) PVR Gas Resources Agreement. The PVR Gas Resources Agreement has been duly authorized, executed and delivered by PVR Midstream and is a valid and legally binding agreement of PVR Midstream, enforceable against PVR Midstream in accordance with its terms, subject to the Enforceability Exceptions.

(ii) Subsidiaries of the Operating Company. Each limited liability company agreement of each of the Operating Company’s subsidiaries has been duly authorized, executed and delivered by the Operating Company and is a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with its terms, subject to the Enforceability Exceptions.

(jj) Subsidiaries of PVR Gas Resources. Each limited liability company agreement of each of PVR Gas Resources’ subsidiaries has been duly authorized, executed and delivered by PVR Gas Resources and is a valid and legally binding agreement of PVR Gas Resources, enforceable against PVR Gas Resources in accordance with its terms, subject to the Enforceability Exceptions.

(kk) No Conflicts. None of the execution, delivery and performance of the Transaction Documents by each of the Issuers and the Guarantors, the offering and sale of the Securities or the consummation of the transactions contemplated hereby or thereby (i) constitutes or will constitute a violation of the Partnership Agreement, the PVR Finco Agreement, the Operating Company Agreement, the PVR Midstream Agreement, the PVR Gas Resources Agreement, the articles of incorporation or bylaws of Finance Co or the other organizational documents of any of the Issuers or the Subsidiaries, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Issuers or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Issuers or the Subsidiaries or any of their properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Issuers or the Subsidiaries, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of the Issuers or the Guarantors to perform their obligations under the Transaction Documents.

(ll) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Issuers or the Subsidiaries or any of their respective properties is required in connection with the offering and sale of the Securities, the execution, delivery and performance of the Transaction Documents by the Issuers or the Guarantors, or the

consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) the qualification of the Indenture under the Trust Indenture Act and (iii) such consents that have been, or prior to the Closing Date will be, obtained.

(mm) No Default. None of the Issuers or the Guarantors is (i) in violation of the Partnership Agreement, the PVR Finco Agreement, the Operating Company Agreement, the PVR Midstream Agreement, the PVR Gas Resources Agreement or other organizational documents, as the case may be, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of either of the Issuers or the Guarantors to perform their obligations under this Agreement.

(nn) Capitalization. The Partnership’s capitalization is as set forth under the caption “Capitalization” in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any similar section or information contained in the Pricing Disclosure Package).

(oo) Independent Public Accountants. KPMG LLP, who has certified the audited financial statements included in the most recent Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto), is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which it reported contained in the most recent Preliminary Prospectus.

(pp) Financial Statements. The historical financial statements (including the related notes and supporting schedules) contained in the most recent Preliminary Prospectus (and any amendment or supplement thereto) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted) and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The historical financial information contained in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009 under the caption “Selected Financial Data” are derived from the accounting records of the Partnership and its consolidated subsidiaries taken as a whole and fairly present the information purported to be shown thereby.

(qq) Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects.

(rr) No Material Adverse Change. No Issuer or Subsidiary has sustained since the date of the latest audited financial statements included in the most recent Preliminary Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus or the most recent Preliminary Prospectus. Except as disclosed in the Registration Statement, the Prospectus and the most recent Preliminary Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Prospectus and the most recent Preliminary Prospectus (or any amendment or supplement thereto), (i) no Issuer or Subsidiary has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Issuers or the Subsidiaries, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the Issuers or the Subsidiaries and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Issuers or the Subsidiaries, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened, against any Issuer or Subsidiary, or to which any Issuer or Subsidiary is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Prospectus or the most recent Preliminary Prospectus, but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Prospectus or the most recent Preliminary Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

(tt) Title to Properties. The Issuers and the Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the most recent Preliminary Prospectus as being owned by the Issuers and the Subsidiaries, free and clear of all Liens except (i) as described in the most recent Preliminary Prospectus, (ii) those arising pursuant to the Credit Facility or (iii) such as do not materially interfere with the use of such properties taken as a whole; provided that, with respect to any real property and buildings held under lease by the Issuers and the Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties, taken as a whole.

(uu) Rights-of-Way. The Issuers and the Subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct their business in the manner described in the most recent Preliminary Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and except for such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the Issuers and the Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted; the Issuers and the Subsidiaries have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a material adverse effect upon the ability of the Issuers and the Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted, subject in each case to such qualification as may be set forth in the most recent Preliminary Prospectus; and, except as described in the most recent Preliminary Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Issuers and the Subsidiaries, taken as a whole.

(vv) Permits. The Issuers and the Subsidiaries have or operate pursuant to such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease their properties and to conduct their business in the manner described in the most recent Preliminary Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus or other securities filings and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Issuers and the Subsidiaries have fulfilled and performed all their material obligations with respect to such permits and, to the knowledge of the Partnership, no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(ww) Books and Records. The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xx) Tax Returns. Each of the Issuers and the Subsidiaries has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not reasonably be expected to result in a Material Adverse Effect.

(yy) Investment Company. None of the Issuers or the Subsidiaries is now, and after the sale of the Securities to be sold by the Issuers hereunder will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(zz) Solvency. On and immediately after the Closing Date, the Partnership (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Partnership is not less than the total amount required to pay the liabilities of the Partnership on its total existing debts and liabilities (including contingent liabilities) as they become absolute and mature; (ii) the Partnership is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Partnership is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Partnership is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Partnership is engaged; and (v) the Partnership is not a defendant in any civil action that would result in a judgment that the Partnership is or would become unable to satisfy.

(aaa) Environmental Compliance. Except as disclosed in the most recent Preliminary Prospectus, and except as would not, individually or in the aggregate, have a Material Adverse Effect, the Issuers and the Guarantors (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received or operate pursuant to all permits required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) are in compliance with all terms and conditions of any such permits and (iv) have not received any written notice of any actual or potential liability for the investigation or remediation of any disposal or release of Hazardous Material. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(bbb) No Labor Dispute. No labor dispute with the employees of any of the Issuers or the Subsidiaries exists or, to the knowledge of the Partnership, is imminent or threatened that would reasonably be expected to result in a Material Adverse Effect.

(ccc) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which any of the Issuers or Subsidiaries would have any material liability, excluding any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) (each a “Plan”), has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) none of the Partnership Entities has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(ddd) Certain Relationships and Related Transactions. Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between any of the Issuers or the Subsidiaries, on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the Issuers or the Subsidiaries, on the other hand, that is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

(eee) Insurance. The Issuers and the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Issuers or the Subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(fff) Litigation. Except as described in the most recent Preliminary Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any Issuer or Subsidiary is or may be a party or to which the business or property of any Issuer or Subsidiary is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any Issuer or Subsidiary is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Securities or (C) in any manner draw into question the validity of this Agreement.

(ggg) No Distribution of Other Offering Materials. None of the Issuers or the Subsidiaries has distributed and, prior to the Closing Date and completion of the issuance and sale of the Securities, none of the Issuers or the Subsidiaries will distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(h).

(hhh) Market Stabilization. Neither the Issuers, the Guarantors nor the General Partner have taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Securities.

(iii) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities; (ii) have been evaluated for effectiveness and presented in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009; and (iii) as of December 31, 2009, are effective in all material respects to perform the functions for which they were established.

(jjj) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership reviewed or audited by KPMG LLP and the audit committee of the board of directors of the General Partner, (i) none of the Issuers or the Subsidiaries has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any such entities to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any such entity, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(kkk) Sarbanes-Oxley Act of 2002. Except as described in the most recent Preliminary Prospectus, there is and has been no failure on the part of any of the Issuers, the Subsidiaries or any of their respective directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to such Issuers or Subsidiaries.

(lll) Money Laundering Laws. The operations of the Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Partnership’s knowledge, threatened.

(mmm) OFAC. Neither the Partnership nor any of the Subsidiaries nor, to the Partnership’s knowledge, any director, officer, agent, employee or affiliate of the Partnership or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nnn) No Unlawful Contributions or Other Payments. Neither the Partnership nor any of the Subsidiaries nor, to the Partnership’s knowledge, any director, officer, agent or employee of the Partnership or any of its Subsidiaries (in their capacity as directors, officers, agents or employees) has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

2. [Reserved.]

3. Purchase of the Securities by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Issuers agree to issue and sell the Securities to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the Securities set forth opposite that Underwriter’s name in Schedule I hereto at a price equal to 97.50% of the principal amount thereof plus accrued interest, if any, from April 27, 2010 to the Closing Date. The yield of the Securities is no lower than the yield recommended by Credit Suisse Securities (USA) LLC (the “QIU”), acting as a “qualified independent underwriter” within the meaning of Rule 2720 of the Rules of Conduct of the Financial Industry Regulatory Authority (“FINRA”). The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Issuers hereby confirm their engagement of the QIU as, and the QIU hereby confirms its agreement with the Issuers to render services as, without compensation, a “qualified independent underwriter” within the meaning of Rule 2720(f) of the Rules of Conduct of FINRA with respect to the offering and sale of the Securities.

The Issuers understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Issuers acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

4. Offering of Securities by the Underwriters. Upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the Securities. Delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, at 10:00 a.m., New York City time, on April 27, 2010, or at such other date or place as shall be determined by agreement between the Representatives and the Issuers. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuers to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Partnership. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., local time, on the business day prior to the Closing Date.

Each of the Issuers and the Guarantors acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuers, the Guarantors or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Issuers, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuers and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuers or the Guarantors with respect thereto. Any review by the Underwriters of the Issuers or the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuers or the Guarantors.

6. Further Agreements of the Issuers, the Guarantors and the Underwriters.

Each of the Issuers and the Guarantors, jointly and severally, covenants and agrees with the Underwriters:

(a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act within the time period described by the rule; (ii) to make no further amendment or any supplement to a Registration Statement or to the Prospectus prior to the Closing Date except as provided herein; (iii) to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to a Registration Statement has been filed or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; (iv) to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of a Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b) Exchange Act Reports. To file promptly all reports and any definitive proxy or information statements required to be filed by the Issuers with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (“Exchange Act Reports”) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities.

(c) Copies of Documents to the Underwriters. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; (iii) each Issuer Free Writing Prospectus; and (iv) conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and, subject to Section 6(a)(iv) hereof, file with the Commission an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

(d) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld or delayed.

(e) Final Term Sheet. To prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in the form attached as Schedule III hereto, and to file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act prior to the close of business two business days after the date hereof.

(f) Issuer Free Writing Prospectus. Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; to comply with all applicable requirements of Rule 433 of the Rules and Regulations with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g) Blue Sky Qualifications. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in no event shall the Issuers or the Guarantors be obligated in connection therewith to qualify as a foreign limited partnership or as a foreign limited liability company, to file a general consent to service of process in any jurisdiction, or to subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(h) Lock-up Period. For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, offer for sale, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any debt securities issued or guaranteed by the Issuers or the Guarantors and having a term of more than one year without the prior written consent of the Representatives.

(i) Correspondence. The Partnership will promptly provide the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act.

(j) Market Stabilization. The Issuers, the Guarantors and the General Partner will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(k) Use of “Issuer Information” in “Free Writing Prospectus.” Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior written consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”).

(l) Earnings Statement. The Partnership will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(m) Use of Proceeds. The Partnership shall apply the net proceeds of its sale of the Securities as set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus.

7. [Reserved.]

8. Expenses. The Issuers agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, that the Issuers will pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with (a) the sale and delivery of the Securities and any stamp duties or other taxes payable in that connection, and the preparation and delivery of the Securities; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of the Transaction Documents; (e) any required review by FINRA of the terms of sale of the Securities (including the fees and expenses of Credit Suisse Securities (USA) LLC acting as “qualified independent underwriter” within the meaning of the aforementioned Rule 2720 of The Rules of Conduct); (f) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 6(g) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (g) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the officers of the Issuers (except that up to $110,000 of the cost of any aircraft chartered in connection with the road show will be paid by the Underwriters); (h) the fees and expenses of counsel to the Issuers and the Guarantors and independent accountants; (i) any fees charged by rating agencies for rating the Securities; (j) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (k) all other costs and expenses incident to the performance of the obligations of the Issuers and the Guarantors under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

9. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Issuers and the Guarantors contained herein, to the performance by the Issuers and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Issuers and the Guarantors shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and the Prospectus shall comply with any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise.

(b) No Underwriter shall have discovered and disclosed to any of the Issuers or the Guarantors on or prior to the Closing Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Vinson & Elkins L.L.P. shall have furnished to the Representatives its written opinion, as counsel for the Issuers and the Guarantors, addressed to the Representatives and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit A.

(e) Nancy M. Snyder, General Counsel of the Partnership, shall have furnished to the Representatives her written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

(f) Hall, Estill, Hardwick, Gable, Golden & Nelson P.C. shall have furnished to the Representatives its written opinion, as counsel for the Guarantors formed under the laws of the State of Oklahoma, addressed to the Representatives and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(g) The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(h) At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP one or more letters, in form and substance satisfactory to the Representatives, addressed to the Representatives and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) With respect to the letter(s) of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Representatives one or more letters (the “bring-down letters”) of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letters), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(j) Each of the Partnership and Finance Co shall have furnished to the Representatives a certificate, dated the Closing Date, (A) signed on behalf of the Partnership by (i) the Chief Executive Officer of the General Partner and (ii) the Chief Financial Officer of the General Partner and (B) signed on behalf of Finance Co by (i) the President and (ii) the Chief Financial Officer, stating that:

(i) the representations, warranties and agreements of the Issuers and the Guarantors in Section 1 are true and correct on and as of the Closing Date, and the Issuers and the Guarantors have complied with all agreements contained herein and satisfied all the conditions to be performed or satisfied by the Issuers and the Guarantors hereunder at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to their knowledge, threatened; and

(iii) they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Closing Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(k) Except as described in the most recent Preliminary Prospectus, (i) none of the Issuers or the Guarantors shall have sustained since the date of the latest audited financial statements included in the most recent Preliminary Prospectus any loss or interference with its business from fire, flood, explosion or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (ii) nor shall there have been a change in the partners’ capital, members’ interest, or long-term debt of any of the Issuers or the Guarantors or change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, properties, management, business or prospects of the Issuers or the Guarantors taken as a whole, the effect of which, in any such case described in clause (i) or (ii), in the judgment of the Representatives is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq Global Market or in the over-the-counter market, or trading in any securities of the Issuers on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being sold on the Closing Date on the terms and in the manner contemplated in the Prospectus.

(m) Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating of the Securities or any other debt securities or preferred stock of or guaranteed by the Partnership or any Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Partnership or any Subsidiary (other than an announcement with positive implications of a possible upgrading).

All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and to counsel for the Underwriters.

10. Indemnification and Contribution.

(a) Each of the Issuers and the Guarantors, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and affiliates of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter or (ii) (A) the omission or alleged omission to state in the Registration Statement or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, in reliance upon and in conformity with written information concerning the Underwriters furnished to the

Issuers or the Guarantors through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(e). The foregoing indemnity agreement is in addition to any liability that the Issuers and the Guarantors may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Issuers and the Guarantors, their respective directors, managers, officers and employees, and each person, if any, who controls any of the Issuers and the Guarantors within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuers and the Guarantors or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) (A) the omission or alleged omission to state in the Registration Statement or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Issuers and the Guarantors or any such director, manager, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or 10(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Underwriters or the QIU in its capacity as a “qualified independent underwriter,” as the case may be, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Underwriters or the QIU in its capacity as a “qualified independent underwriter,” as the case may be, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Issuers, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, or the fee to be received by the QIU in its capacity as a “qualified independent underwriter,” as the case may be, with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors or the Underwriters or the QIU in its capacity as a “qualified independent underwriter,” as the case may be, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Issuers acknowledge that the statements regarding the delivery of the Securities by the Underwriters set forth on the cover page of the Prospectus and the concession and reallowance figures in the third paragraph and the third sentence of the eighth paragraph dealing with stabilization or related activities appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, Registration Statement, the Prospectus any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

(f) The Issuers and the Guarantors, jointly and severally, also agree to indemnify and hold harmless the QIU, its affiliates, directors and officers and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of the QIU’s acts or omissions to act in connection with its participation as a “qualified independent underwriter” within the meaning of the Rules of Conduct of FINRA in connection with the offering of the Securities and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

11. Defaulting Underwriters. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting

Underwriters shall be obligated to purchase the Securities that the defaulting Underwriter agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Securities set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of Securities set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Closing Date if the total principal amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total principal amount of Securities to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Securities that it agreed to purchase on the Closing Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or any of the Issuers or the Guarantors, except that the Issuers and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 11, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuers and the Guarantors, including expenses paid pursuant to Sections 8 and 13, for damages caused by its default. If other Underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Partnership may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 9(k) or 9(l) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

13. Reimbursement of Underwriters’ Expenses. If the Issuers shall fail to tender the Securities for delivery to the Underwriters by reason of (i) any failure, refusal or inability on the part of the Issuers to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Issuers is not fulfilled for any reason, the Issuers will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Issuers shall pay the full amount thereof to the Underwriters, or (ii) any failure, refusal or inability on the part of any of the Issuers to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Issuers is not fulfilled for any reason, the Issuers will, jointly and severally, reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Issuers shall pay the full amount thereof to the Underwriters (in addition to any local counsel for the QIU in its capacity as a “qualified independent underwriter,” its affiliates and all persons, if any, who control the QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act). If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters or pursuant to Section 9(l), the Issuers shall not be obligated to reimburse the Underwriters on account of their expenses.

14. Research Analyst Independence. The Issuers acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Issuers hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuers by such Underwriters’ investment banking divisions. The Issuers acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. No Fiduciary Duty. The Issuers and the Subsidiaries acknowledge and agree that in connection with this offering and sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Issuers and the Subsidiaries and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Issuers or the Subsidiaries, such relationship between the Issuers and the Subsidiaries, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arm’s-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Issuers and the Subsidiaries shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Issuers and the Subsidiaries. The Issuers and the Subsidiaries hereby waive any claims that any such entity may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any of the Issuers, shall be delivered or sent by mail, telex or facsimile transmission to at Penn Virginia Resource Partners, L.P., Four Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087, Attention: Robert B. Wallace, Executive Vice President and Chief Financial Officer (Fax: (610) 687-3688), with a copy to Vinson & Elkins L.L.P., 666 5th Avenue, New York, New York, Attention: Allan D. Reiss (Fax: (917) 849-5363); and

(b) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Wells Fargo Securities, LLC, 301 South College Street, Charlotte, North Carolina 28288-0604, Attention: Jeff Gore, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: Noah B. Newitz.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative, and the Issuers and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Issuers by the Partnership.

17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuers and the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Issuers and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriters within the meaning of Section 15 of the Securities Act and (B) the representations, warranties, indemnities and agreements of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the respective directors, managers and officers of the Issuers and the Guarantors, officers of the Partnership who have signed the Registration Statement and any person controlling any of the Issuers and the Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18. Survival. The respective indemnities, representations, warranties and agreements of the Issuers and the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23. QIU. The Issuers hereby confirm their engagement of the services of the QIU as, and the QIU hereby confirms its agreement with the Issuers to render services as, a “qualified independent underwriter” within the meaning of Rule 2720 with respect to the offering and sale of the Securities.

The QIU hereby represents and warrants to, and agrees with, the Issuers and the Underwriters that with respect to the offering and sale of the Securities as described in the Prospectus:

(a) The QIU constitutes a “qualified independent underwriter” within the meaning of Rule 2720.

(b) The QIU recommends, as of the date of the execution and delivery of this Agreement, that the yield on the Securities shall not be lower than 8  1/4% (corresponding to an initial public offering price of 100.00%).

The QIU hereby agrees with the Issuers and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the QIU will render services as a “qualified independent underwriter” within the meaning of Rule 2720 with respect to the offering and sale of the Securities as described in the Prospectus as so amended or supplemented that are substantially in the same as those services being rendered with respect to the offering and sale as described in the Prospectus.

The QIU hereby consents to the references to it as set forth under the caption “Underwriting” in the Prospectus and in any amendment or supplement thereto.

If the foregoing correctly sets forth the agreement among the Issuers, the Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC, its General Partner

By:	/s/ Nancy M. Snyder
	Name:	Nancy M. Snyder
	Title:	Vice President and
Chief Administrative Officer

PENN VIRGINIA RESOURCE FINANCE CORPORATION

By:	/s/ Nancy M. Snyder
	Name:	Nancy M. Snyder
	Title:	Vice President and
Chief Administrative Officer

PVR FINCO LLC

PENN VIRGINIA OPERATING CO., LLC

PVR MIDSTREAM LLC

DULCET ACQUISITION LLC

FIELDCREST RESOURCES LLC

K RAIL LLC

LOADOUT LLC

SUNCREST RESOURCES LLC

TONEY FORK LLC

By:	/s/ Nancy M. Snyder
	Name:	Nancy M. Snyder
	Title:	Vice President and
Chief Administrative Officer

PVR GAS RESOURCES, LLC

CONNECT ENERGY SERVICES, LLC

CONNECT GAS GATHERING, LLC

CONNECT GAS PIPELINE LLC

CONNECT NGL PIPELINE, LLC

PVR CHEROKEE GAS PROCESSING LLC

PVR EAST TEXAS GAS PROCESSING, LLC

PVR GAS PIPELINE, LLC

PVR GAS PROCESSING LLC

PVR HAMLIN, LLC

PVR HYDROCARBONS LLC

PVR LAVERNE GAS PROCESSING LLC

PVR MARCELLUS GAS GATHERING, LLC

PVR NATURAL GAS GATHERING LLC

PVR NORTH TEXAS GAS GATHERING, LLC

PVR OKLAHOMA NATURAL GAS GATHERING LLC

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President and
Chief Administrative Officer

WELLS FARGO SECURITIES, LLC
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
RBC CAPITAL MARKETS CORPORATION

For themselves and on behalf of the several Underwriters listed in Schedule I hereto.

WELLS FARGO SECURITIES, LLC

By:	/s/ Jeff Gore
Authorized Signatory

WELLS FARGO SECURITIES, LLC
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
RBC CAPITAL MARKETS CORPORATION

For themselves and on behalf of the several Underwriters listed in Schedule I hereto.

BANC OF AMERICA SECURITIES LLC

By:	/s/ Lex Maultsby
Authorized Signatory

WELLS FARGO SECURITIES, LLC
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
RBC CAPITAL MARKETS CORPORATION

For themselves and on behalf of the several Underwriters listed in Schedule I hereto.

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert C. Mertensotto
Authorized Signatory

WELLS FARGO SECURITIES, LLC
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
RBC CAPITAL MARKETS CORPORATION

For themselves and on behalf of the several Underwriters listed in Schedule I hereto.

RBC CAPITAL MARKETS CORPORATION

By:	/s/ David Capaldi
Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

For itself and as the Qualified Independent Underwriter

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Michael Cannon
Authorized Signatory

Schedule I

Underwriter	Principal Amount

Wells Fargo Securities, LLC	$105,000,000

Banc of America Securities LLC	$31,500,000

J.P. Morgan Securities Inc.	$31,500,000

RBC Capital Markets Corporation	$31,500,000

BB&T Capital Markets, a division of Scott & Stringfellow LLC	$14,250,000

BNP Paribas Securities Corp.	$14,250,000

Mitsubishi UFJ Securities (USA), Inc.	$14,250,000

PNC Capital Markets LLC	$14,250,000

Barclays Capital Inc.	$6,000,000

BMO Capital Markets Corp.	$4,500,000

Capital One Southcoast, Inc.	$4,500,000

Comerica Securities, Inc.	$4,500,000

Credit Suisse Securities (USA) LLC	$4,500,000

SG Americas Securities, LLC	$4,500,000

TD Securities (USA) LLC	$4,500,000

UBS Securities LLC	$6,000,000

U.S. Bancorp Investments, Inc.	$4,500,000

Total	$300,000,000

Schedule II

Guarantors

Connect Energy Services, LLC

Connect Gas Gathering, LLC

Connect Gas Pipeline LLC

Connect NGL Pipeline, LLC

Dulcet Acquisition LLC

Fieldcrest Resources LLC

K Rail LLC

Loadout LLC

Penn Virginia Operating Co., LLC

PVR Cherokee Gas Processing LLC

PVR East Texas Gas Processing, LLC

PVR Finco LLC

PVR Gas Pipeline, LLC

PVR Gas Processing LLC

PVR Gas Resources, LLC

PVR Hamlin, LLC

PVR Hydrocarbons LLC

PVR Laverne Gas Processing LLC

PVR Marcellus Gas Gathering, LLC

PVR Midstream LLC

PVR Natural Gas Gathering LLC

PVR North Texas Gas Gathering, LLC

PVR Oklahoma Natural Gas Gathering LLC

Suncrest Resources LLC

Toney Fork LLC

Schedule III

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus Supplement dated

April 16, 2010 and the Prospectus dated April 16, 2010

Registration No. 333-166103

April 22, 2010

PENN VIRGINIA RESOURCE PARTNERS, L.P.

PENN VIRGINIA RESOURCE FINANCE CORPORATION

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Capitalized terms used in this Pricing Supplement but not defined have the meanings given to them in the Preliminary Prospectus Supplement.

Issuers:	Penn Virginia Resource Partners, L.P. Penn Virginia Resource Finance Corporation

Guarantors:	PVR Finco LLC; Penn Virginia Operating Co., LLC; PVR Midstream LLC; PVR Gas Resources, LLC; Dulcet Acquisition LLC; Fieldcrest Resources LLC; K Rail LLC; Loadout LLC; Suncrest Resources LLC; Toney Fork LLC; Connect Energy Services, LLC; Connect Gas Gathering, LLC; Connect Gas Pipeline LLC; Connect NGL Pipeline, LLC; PVR Cherokee Gas Processing LLC; PVR East Texas Gas Processing, LLC; PVR Gas Pipeline, LLC; PVR Gas Processing LLC; PVR Hamlin, LLC; PVR Hydrocarbons LLC; PVR Laverne Gas Processing LLC; PVR Marcellus Gas Gathering, LLC; PVR Natural Gas Gathering LLC; PVR North Texas Gas Gathering, LLC and PVR Oklahoma Natural Gas Gathering LLC.

Aggregate Principal Amount:	$300,000,000

Title of Securities:	8 1/4% Senior Notes due 2018

Final Maturity Date:	April 15, 2018

Issue Price:	100.000%, plus accrued interest, if any, from April 27, 2010

Coupon:	8.250%

Yield Per Annum:	8.250%

Interest Payment Dates:	April 15 and October 15

Record Dates:	April 1 and October 1

First Interest Payment Date:	October 15, 2010

Gross Proceeds:	$300.00 million

Underwriting Discount:	2.50%

Net Proceeds to Issuers before Estimated Expenses:	$292.50 million

Net Proceeds to Issuers after Estimated Expenses:	$292.00 million

Optional Redemption:	Except as described below, the notes are not redeemable before April 15, 2014. The notes will be redeemable by the Issuers, in whole or in part, on or after April 15, 2014 at the prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest, if redeemed during the twelve month period beginning on April 15 of the years indicated below:

Date	Price
2014	104.125%
2015	102.063%
2016 and thereafter	100.000%

At any time prior to April 15, 2014, the Issuer may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), plus the Make Whole Amount.

Optional Redemption with Equity Proceeds:	In addition, up to 35% of the notes will be redeemable by the company before April 15, 2013 at a price equal to 108.250% of their principal amount.

Make Whole Amount	“Make Whole Amount” means, with respect to any note at any redemption date, the excess, if any, of (1) an amount equal to the present value of (a) the redemption price of such note at April 15, 2014 plus (b) the remaining scheduled interest payments on the notes to be redeemed (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) to April 15, 2014 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the aggregate principal amount of the notes to be redeemed.

Change of Control:	101% of the principal amount, plus accrued and unpaid interest, if any.

Underwriters and Allocation:	Name	Amount of Notes Underwritten
	Wells Fargo Securities, LLC	$105,000,000
	Banc of America Securities LLC	$31,500,000
	J.P. Morgan Securities Inc.	$31,500,000
	RBC Capital Markets Corporation	$31,500,000
	BB&T Capital Markets, a division of Scott & Stringfellow LLC	$14,250,000
	BNP Paribas Securities Corp.	$14,250,000
	Mitsubishi UFJ Securities (USA), Inc.	$14,250,000
	PNC Capital Markets LLC	$14,250,000
	Barclays Capital Inc.	$6,000,000
	BMO Capital Markets Corp.	$4,500,000
	Capital One Southcoast, Inc.	$4,500,000
	Comerica Securities, Inc.	$4,500,000
	Credit Suisse Securities (USA) LLC	$4,500,000
	SG Americas Securities, LLC	$4,500,000
	TD Securities (USA) LLC	$4,500,000
	UBS Securities LLC	$6,000,000
	U.S. Bancorp Investments, Inc.	$4,500,000

Use of Proceeds:	We intend to use the net proceeds from this offering to repay a portion of the borrowings outstanding under our Revolver.

Trade Date:	April 22, 2010

Settlement Date:	April 27, 2010 (T+3)

Distribution:	SEC Registered (Registration No. 333-166103)

CUSIP/ISIN Numbers:	CUSIP: 70788A AA6 ISIN: US70788AAA60

Listing	None

Additional Information	After giving effect to the issuance and sale of the notes and the application of the estimated net proceeds therefrom to pay down a portion of the outstanding borrowings under our Revolver, our ratio of earnings to fixed charges would have been 2.1x for the year ended December 31, 2009.

Other information (including other financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the information contained herein.

FREE WRITING PROSPECTUS LEGEND

Penn Virginia Resource Partners, L.P., Penn Virginia Resource Finance Corporation and the guarantors have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Penn Virginia Resource Partners, L.P., Penn Virginia Resource Finance Corporation and the guarantors have filed with the SEC for more complete information about Penn Virginia Resource Partners, L.P., Penn Virginia Resource Finance Corporation, the guarantors and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, Penn Virginia Resource Partners, L.P., Penn Virginia Resource Finance Corporation, the guarantors, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Wells Fargo Securities, LLC, Attention: Syndicate Operations; 1525 West W.T. Harris Blvd., MAC D1109-010, Charlotte, North Carolina, 28262, via phone at 800-326-5897; BofA Merrill Lynch, Attention: Prospectus Department, One Bryant Park, New York, NY, 10036, via phone at 800-294-1322 or via e-mail at dg.prospectus_distribution@bofasecurities.com; J.P. Morgan Securities Inc., 383 Madison Avenue, 3rd Floor, New York, New York 10179, Attn: Syndicate Desk or via phone at 800-245-8812; or RBC Capital Markets Corporation, Attention: High Yield Capital Markets, Three World Financial Center, 200 Vesey Street, 9th Floor, New York, NY 10281-8098 or via phone at 212-618-2205.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE IV

The Issuer Free Writing Prospectus set forth on Schedule III.

EXHIBIT A

[Form of Opinion of VINSON & ELKINS L.L.P.]

1. The Registration Statement has become effective under the Securities Act; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act on the dates specified therein; and, to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. The Indenture was qualified under the Trust Indenture Act.

2. The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Pricing Disclosure Package and the Prospectus (other than the financial statements and related schedules and notes thereto contained or incorporated by reference therein and the other financial, accounting and coal reserve information contained or incorporated by reference therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.

3. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth in a schedule to such opinion.

4. The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and to act as general partner of the Partnership, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth in a schedule to such opinion.

5. The Finance Co. has been duly incorporated and is validly existing in good standing as a corporation under the DGCL with all necessary corporate power and authority to conduct its business in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

6. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or contained in the Partnership Agreement.

7. The Partnership owns all of the issued and outstanding capital stock of Finance Co; such capital stock has been duly authorized and validly issued, is fully paid and nonassessable; all of such outstanding capital stock is owned by the Partnership, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Registration Statement or Finance Co’s bylaws, (c) those arising under the Credit Facility, and (d) those imposed by the Securities Act and the securities or “Blue Sky” laws of certain jurisdictions.

8. Each Issuer has the requisite corporate or limited partnership power and authority to enter into the Underwriting Agreement, the Indenture and the Notes and to perform its obligations thereunder.

9. The Underwriting Agreement, the Indenture and the Notes have each been duly authorized, executed and delivered by each of the Issuers.

10. Assuming due execution and delivery thereof by the Trustee and the Guarantors, the Indenture constitutes a valid and legally binding agreement of the Issuers and the Guarantors enforceable against the Issuers and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

11. The Notes have been duly authorized, executed and delivered by the Issuers, and when duly authenticated as provided in the Indenture and paid for as provided in the Underwriting Agreement, the Notes will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

12. Assuming that the Guarantees have been duly authorized, executed and delivered by the Guarantors, when the Notes have been validly issued, executed and authenticated in accordance with the terms of the Indenture and paid for as provided therein, the Guarantees will constitute valid and legally binding obligations of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

13. The execution, delivery and performance by the Issuers and each Guarantor of each of the Transaction Documents, the issuance and sale of the Securities on the Closing Date and compliance by the Issuers and each Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuers or any of its subsidiaries is a party or by which the Issuers or any of its subsidiaries is bound or to which any of the property or assets of the Issuers or any of its subsidiaries is subject, that is filed or incorporated by reference as an exhibit to (x) the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009 and (y) each current or periodic report filed by the Partnership with the United States Securities and Exchange Commission from the date of filing of such Annual Report to the date hereof, (ii) result in the violation of any U.S. federal or New York State law or statute or any judgment, order or regulation of any U.S. federal or New York State court or arbitrator or governmental or regulatory authority (excluding U.S. Federal or New York State securities laws or statutes or any judgment, order or regulation thereunder) or (iii) result in any violation of the provisions of the Partnership Agreement or the Articles of Incorporation or By-Laws of the Finance Co., except, in the case of clauses (i) and (ii) above, for such breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

14. No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York State court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuers and the Guarantors of the Transaction Documents, the issuance and sale of the Securities and compliance by the Issuers with the terms thereof, the issuance and sale of the Guarantees and compliance by the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Underwriting Agreement, except for the registration of the Securities and the Guarantees under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

15. The statements in the Preliminary Prospectus and Prospectus under the headings “Certain United States federal income and estate tax consequences” and “Description of notes,” to the extent that they constitute summaries of the terms of the Securities, matters of law or regulation or legal conclusions, accurately summarize the matters described therein in all material respects.

16. Neither the Issuers nor any Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act.

Such counsel shall also state that they have participated in conferences with representatives of the Issuers, with representatives of its independent accountants and counsel and representatives of the Underwriters and their counsel, at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto (except as expressly provided in paragraph 15 above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its most recent effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Pricing Disclosure Package, at the Applicable Time (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and related schedules and notes thereto and the other financial, accounting and coal reserve information contained or incorporated by reference therein or omitted therefrom, or the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need express no belief).

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Issuers and public officials that are furnished to the Underwriters.

EXHIBIT B

[FORM OF OPINION OF NANCY M. SNYDER]

1.	Each of PVR Finco, the Operating Company, PVR Midstream, PVR Gas Resources, LLC, Dulcet Acquisition LLC, Fieldcrest Resources LLC, K Rail LLC, Loadout LLC, Suncrest Resources LLC, Toney Fork LLC, Connect Energy Services, LLC, Connect Gas Gathering, LLC, Connect Gas Pipeline LLC, Connect NGL Pipeline, LLC, PVR East Texas Gas Processing, LLC, PVR Gas Pipeline, LLC, PVR Hamlin, LLC, PVR Marcellus Gas Gathering, LLC and PVR North Texas Gas Gathering, LLC (the “Delaware Guarantors”) has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, Pricing Disclosure Package and the Prospectus. Each the Delaware Guarantors is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on a schedule attached to such opinion.

2.	The Partnership owns a 100% membership interest in PVR Finco; PVR Finco owns a 100% membership interest in each of the Operating Company and PVR Midstream; such membership interests have been duly authorized and validly issued in accordance with the PVR Finco Agreement, the Operating Company Agreement or the PVR Midstream Agreement, as applicable, and are fully paid (to the extent required under the PVR Finco Agreement, the Operating Company Agreement or the PVR Midstream Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership or PVR Finco, as the case may be, owns such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or PVR Finco, as the case may be, as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and other than those pursuant to loan or credit agreements filed as exhibits to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 10-K”).

3.

The Operating Company owns a 100% membership interest in each of Dulcet Acquisition LLC, Fieldcrest Resources LLC, K Rail LLC, Loadout LLC, Suncrest Resources LLC and Toney Fork LLC; PVR Midstream owns a 100% membership interest in PVR Gas Resources, LLC; and PVR Gas Resources, LLC owns a 100% membership interest in each of Connect Energy Services, LLC, Connect Gas Gathering, LLC, Connect Gas Pipeline LLC, Connect NGL Pipeline, LLC, PVR East Texas Gas Processing, LLC, PVR Gas Pipeline, LLC, PVR Hamlin, LLC, PVR Marcellus Gas Gathering, LLC and PVR North Texas Gas Gathering, LLC; such membership interests have been duly authorized and validly issued in accordance with their respective limited liability company agreements, and are fully paid (to the extent required under their respective limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Company, PVR Midstream or PVR Gas Resources, LLC, as the case may be, owns such membership interests, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company, PVR Midstream or PVR Gas Resources, LLC, as the case may be, as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and other than those pursuant to loan or credit agreements filed as exhibits to the 2009 10-K.

4.	To the knowledge of such counsel, (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement and that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) there are no agreements, contracts, indentures or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

5.	The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus or any further amendment or supplement thereto made by the Issuers prior to the Closing Date (other than the financial statements and related schedules contained or incorporated by reference therein and the other financial, accounting and oil, natural gas or coal reserve information contained or incorporated by reference therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

6.	To the knowledge of such counsel, the Partnership and its subsidiaries have such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease their properties and to conduct their business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus, and except for such permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.	The PVR Finco Agreement has been duly executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, subject to the Enforceability Exceptions.

8.	The Operating Company Agreement has been duly executed and delivered by PVR Finco and is a valid and legally binding agreement of PVR Finco, enforceable against PVR Finco in accordance with its terms, subject to the Enforceability Exceptions.

9.	The PVR Midstream Agreement has been duly executed and delivered by PVR Finco and is a valid and legally binding agreement of PVR Finco, enforceable against PVR Finco in accordance with its term, subject to the Enforceability Exceptions.

10.	The Underwriting Agreement, the Indenture and the Guarantees have each been duly authorized, executed and delivered by each of the Delaware Guarantors.

EXHIBIT C

[FORM OF OPINION OF

HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON P.C.]

1.	Each of PVR Gas Processing LLC, PVR Natural Gas Gathering LLC, PVR Cherokee Gas Processing LLC, PVR Oklahoma Natural Gas Gathering LLC, PVR Hydrocarbons LLC and PVR Laverne Gas Processing LLC (the “Oklahoma Guarantors”) has been duly formed, is validly existing and is in good standing as a limited liability company under the Oklahoma Limited Liability Company Act, 18 O.S. §§ 2001, et seq. (the “Act”), with all necessary limited liability company power and authority under the Act and its Organizational Documents to own or lease its properties and to conduct its business. Each of the Oklahoma Guarantors is duly registered or qualified as a foreign limited liability company for the transaction of its business under the laws of the jurisdictions set forth on a schedule attached to this opinion.

2.	PVR Gas Resources, LLC owns a 100% membership interest in each of the Oklahoma Guarantors; such membership interests have been duly authorized and validly issued in accordance with each Oklahoma Guarantor’s respective limited liability company agreement, and are fully paid (to the extent required under their respective limited liability company agreements) and nonassessable (except as such nonassessability may be affected by Sections [2024 and 2031] of the Act). Such counsel has no knowledge of any Liens against such membership interests except for Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming PVR Gas Resources, LLC, as a debtor is on file in the office of the Secretary of State of the State of Delaware; (ii) created by or arising under the Act; or (iii) pursuant to loan or credit agreements filed as exhibits to the 2009 10-K.

3.	The Underwriting Agreement, the Indenture and the Guarantees have each been duly authorized, executed and delivered by each of the Oklahoma Guarantors.

4.	The execution and delivery by the Oklahoma Guarantors of the Underwriting Agreement, the Indenture and the Guarantees, and the fulfillment of the terms thereof, will not require the Oklahoma Guarantors to obtain the consent or approval of or authorization by, or to make any registration or filing with, any governmental authority or regulatory body of the State of Oklahoma, except such as have been obtained or made and other than those arising under state securities laws (as to which such counsel expresses no opinion).

5.	None of the execution and delivery of the Underwriting Agreement, the Indenture and the Guarantees, nor the fulfillment of the terms thereof, will conflict with, result in a breach or violation of or constitute a default under (i) the limited liability company agreements of the Oklahoma Guarantors; or (ii) any Oklahoma statute, law (other than blue sky or state securities laws, as to which such counsel expresses no opinion), rule, regulation, judgment order or decree applicable to the Oklahoma Guarantors of any Oklahoma court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Oklahoma Guarantors (except for such conflicts, breaches, violations or defaults that would not have, individually or in the aggregate, a Material Adverse Effect).